                                                                   EXHIBIT 10.33











                            THE ANNUAL INCENTIVE PLAN
                                  FOR YEAR 2000

CONTENTS                                                                              PAGE
--------                                                                              ----


At a Glance                                                                             1
     What is the Annual Incentive Plan?                                                 1
     Who is Eligible for This Plan?                                                     1
     How Does the Annual Incentive Plan Work?                                           1

Calculation of the Annual Incentive Plan Award                                          2
     Target Bonus Percentage                                                            2
     Performance Goals, the Target Bonus Percentage and the Initial                     2
         Individual Award Pool
     Financial Performance Goals                                                        3
     Safety Improvement Performance Goals                                               4
     Other Individual Performance Goals                                                 4
     Performance Goals Schematic                                                        5
     o   For Operating Company Employees                                                5
     o   For Corporate Staff Employees                                                  5
     How the AIP Initial Award Pool is Calculated when 100% of the                      6
         Financial Performance Goals Are Achieved
     How the AIP Initial Award Pool is Calculated for Other Achievement                 6
         Levels
     o   Maximums and Minimums                                                          6
     o   Formulas for Weighting Financial Performance                                   7
     Putting it Together - Two Examples                                                 8

Additional Guidelines for the Annual Incentive Plan                                    11
     Discretionary Adjustments                                                         11
     Some Special Circumstances                                                        11
     Making Payments                                                                   12

Administration Details                                                                 12

AT A GLANCE

WHAT IS THE ANNUAL INCENTIVE PLAN?

The Annual Incentive Plan (the "AIP" or the "Plan") provides key managers of Allegheny Technologies Incorporated ("Allegheny Technologies") and its operating companies with the opportunity to earn an incentive award when certain pre-established goals are met at the corporate and operating company levels and at the individual level.

WHO IS ELIGIBLE FOR THIS PLAN?

Generally, key managers who have a significant impact on the company's operations will be eligible to participate in the Plan. Individuals eligible for participation are determined annually, based on recommendations of the company presidents, if applicable, and the Chief Executive Officer, with the approval of the Personnel and Compensation Committee of the Company's Board of Directors (the "Committee").

HOW DOES THE ANNUAL INCENTIVE PLAN WORK?

Under the Plan, key managers may earn an incentive award based on a percentage of their base salary, depending on the extent to which pre-established corporate, operating company and individual performance goals have been achieved.

o For purposes of the Plan, base salary is generally the manager's annual base salary rate as of the end of the year, excluding any commission or other incentive pay. For some special circumstances affecting the amount of base salary used in the Plan, see pages 11-12.

o A target bonus percentage is used in calculating the incentive award. It is explained on the next page. Each participating manager will have a target bonus percentage.

o The target bonus percentage will be adjusted (upward or downward) based on the extent to which financial performance goals are achieved.

Under the Plan, 80% of the incentive award payment will be based on corporate and operating company financial performance, 10% will be based on safety improvement, and 10% will be based on other individual performance.

o At the end of the year, the Company will determine the individual award pool for each participating manager. The amount of the pool will be the individual's target bonus percentage, as adjusted to reflect the extent to which financial performance goals are achieved, times the individual's annual base salary rate.

o Since 80% of the award is based on financial performance, each participant will receive 80% of the amount of his or her individual award pool. In addition, the participant has an opportunity to receive all or part of the remaining 20% of the pool, depending on the extent to which safety improvement and other individual performance objectives are achieved.

o Incentive award payments will generally be distributed in cash after the year-end audit is complete.

CALCULATION OF THE ANNUAL INCENTIVE PLAN AWARD

TARGET BONUS PERCENTAGE

The Plan establishes an incentive opportunity for each Plan participant, calculated as a percentage of the manager's base salary. Each participant will be provided with an initial percentage, referred to as a "target bonus percentage."

Generally, the target bonus percentage is the percentage of base salary that can be earned as an award under the Plan if 100% of the various performance goals are achieved. For 2000, to reflect the stretch financial goals under the Plan, if 100% of the performance goals are achieved, 150% of the target bonus percentage can be earned.

If there is a change in the key manager's job position during the year that changes the manager's target bonus percentage, the target bonus percentage used in the award calculation will be determined as follows:

o If the individual has at least six months of service in the new position, the newly adjusted target bonus percentage will be used in calculating the individual's award for the full year.

o If the individual has less than six months of service in the new position, the individual's award for the year will be calculated on a pro-rata basis using the two different target bonus percentages weighted by length of service in each position during the year.

Target bonus percentages, performance goals and performance achievements will be communicated to each eligible participant. The Committee may change the goals and objectives for the Plan at any time.

PERFORMANCE GOALS, THE TARGET BONUS PERCENTAGE AND THE INITIAL INDIVIDUAL AWARD POOL

An AIP award is based on the extent to which specified, preestablished performance objectives are achieved. For 2000, AIP awards will be based on the extent to which:

o Allegheny Technologies and its operating companies achieve specified levels of Operating Profit and Return on Capital Employed - the financial goals,

o Allegheny Technologies and its operating companies achieve specified levels of improvements in safety performance - the safety goals, and

o The participant achieves his or her own other individual performance objectives.

At the end of the year, the Company will measure actual performance against each of the preestablished objectives.

As a first step in the calculation, the Company will determine the extent to which targeted levels of Operating Profit and Return on Capital Employed have been achieved. The result achieved will be expressed as a percentage of that financial performance goal.

The Company will then establish an initial individual award pool for each participant. The amount of this pool will be calculated by multiplying: (1) the weighted percentage of each financial goal achieved, times (2) the individual's target bonus percentage, times (3) the individual's annual base salary rate.

Since 80% of the actual award is based on financial performance, 80% of the initial individual award pool will be paid to the participant. For the remaining 20% of the pool, the Company will review actual safety improvements and other individual performance against the preestablished objectives to determine the amount of the award the participant has earned.

o Since 10% of the actual award is based on safety improvements, the participant can earn up to 10% of the initial individual award pool based on the extent to which safety objectives are achieved.

o Since 10% of the actual award is based on other individual performance, the participant can earn up to 10% of the initial individual award pool based on the extent to which other individual performance objectives are achieved.

FINANCIAL PERFORMANCE GOALS

The financial performance goals consist of two equal measures: Operating Profit ("OP"), and Return on Capital Employed ("ROCE").

For operating company managers, 80% of financial performance will be based on the performance of the participant's operating company, and 20% will be based on corporate level performance. For corporate staff employees, financial performance will be measured at the corporate level.

In other words, the financial performance measures used to calculate the participant's initial individual award pool will be as follows:

o    For managers at the operating companies:
     --  OP achievements at the participant's operating company:       40%
     --  ROCE achievements at the participant's operating company:     40%
     --  OP achievements at Allegheny Technologies:                    10%
     --  ROCE achievements at Allegheny Technologies:                  10%

o    For corporate staff employees:
     --  OP achievements at the corporate level:                       50%
     --  ROCE achievements at the corporate level:                     50%

Each year, OP and ROCE goals will be set at the corporate and operating company level based on the applicable business plan. With the concurrence of the Chief Executive Officer and the Committee, OP and ROCE goals may be further weighted within a particular operating company in accordance with its separate business units ("SBU's") for key managers of those SBU's.

SAFETY IMPROVEMENT PERFORMANCE GOALS

Up to 10% of the initial individual award pool can be earned based on the extent to which preestablished levels of safety improvement are achieved. The Plan will principally rely upon the percentage improvement in two metrics to measure safety improvement: OSHA Total Recordable Incident Rate and the Lost Workday Case Rate. Each safety metric will comprise up to 5% of the award.

Consistent with the overall business plan of Allegheny Technologies, the preestablished safety goal under the Plan is a 25% improvement in safety vs. 1999 performance.

The table below shows the award percentages for various levels of improvement in the OSHA Total Recordable Incident Rate and in the Lost Workday Case Rate:


---------------------------- --------------------------------- ---------------------
     % OF GOAL REACHED           % IMPROVEMENT IN SAFETY             % AWARD
---------------------------- --------------------------------- ---------------------
            32%                             8%                          1%
---------------------------- --------------------------------- ---------------------
            60%                            15%                          2%
---------------------------- --------------------------------- ---------------------
            80%                            20%                          3%
---------------------------- --------------------------------- ---------------------
            92%                            23%                          4%
---------------------------- --------------------------------- ---------------------
           100%                            25%                          5%
---------------------------- --------------------------------- ---------------------

MAXIMUM AIP AWARD FOR SAFETY =10%

It is reached if the goals for OSHA Total Recordable Incident Rate and Lost Work Day Case Rate are met.



Safety goals for individuals at specific sites can be adjusted to the needs of their particular location as long as the collective goal for each operating company is 25%.

For corporate staff employees, the AIP award percentage for safety improvement is based on achieving a 25% safety improvement on the weighted average of all ATI operating companies.

OTHER INDIVIDUAL PERFORMANCE GOALS

Other individual performance will determine a grant of up to 10% of the initial individual award pool. Each year, managers will establish other individual performance goals with their immediate supervisors. The achievement of other individual performance goals will represent up to 10% of the initial individual award pool.

PERFORMANCE GOALS SCHEMATIC

The charts below show the overall relationships among the various performance goals and the computed award.

For Operating Company Employees:



---------------------                                                  -----------------         -----------------------
40% OP at                                                              Up to 10%                 Up to 5% OSHA
Operating                                                              Safety                    Total Recordable
Company                                                                Improvement               Incident Rate
---------------------      ---------------   ----------   ----------   -----------------         -----------------------
40% ROCE at                   Weighted        Target        Base       Up to 10%                 Up to 5% Lost
Operating                    % of Goals   x    Bonus   x   Salary   x  Individual                Workday
Company                       Achieved           %                     Performance               Case Rate
---------------------      ---------------   ----------   ----------   -----------------         -----------------------
10% OP                                                                 80%                       Individual
Corporate                                                              Based on                  Performance
---------------------                                                  Financial                 Based Upon
10% ROCE                                                               Results                   Goals Set with
Corporate                                                              -----------------         Supervisor
---------------------                                                                            -----------------------




For Corporate Staff Employees:


----------------                                                 ------------------          -----------------------
                                                                 Up to 10%                   Up to 5% OSHA
50%                                                              Safety                      Total Recordable
OP                                                               Improvement                 Incident Rate
Corporate            ----------------   ---------   ----------   ------------------          -----------------------
                        Weighted         Target       Base       Up to 10%                   Up to 5% Lost
----------------       % of Goals    x   Bonus   x   Salary   x  Individual                  Workday
                        Achieved           %                     Performance                 Case Rate
50%                  ----------------   ---------   ----------   ------------------          -----------------------
ROCE                                                             80%                         Individual
Corporate                                                        Based on                    Performance
                                                                 Financial                   Based Upon
----------------                                                 Results                     Goals Set with
                                                                 ------------------          Supervisor
                                                                                             -----------------------

HOW THE AIP INITIAL AWARD POOL IS CALCULATED WHEN 100% OF THE FINANCIAL PERFORMANCE GOALS ARE ACHIEVED

For the Year 2000, if 100% of the financial performance goals are achieved, then 150% of the target bonus percentage will generally be used to calculate the initial individual award pool. In this example, assume that the operating company manager's target bonus percentage is 20%. First, the impact on the target bonus percentage is calculated at 150%:

                                              Goal % of           Goal           Financial        Earned % of
                   Goals                      Award Pool       Achieved %        Weighting          Target *
                   -----                      ----------       ----------        ---------          --------
   OP - Operating Company                       40%               100%              150%               60%
   ROCE - Operating Company                     40%               100%              150%               60%
   OP - Corporate                               10%               100%              150%               15%
   ROCE - Corporate                             10%               100%              150%               15%
                                                ---                                                    ---
   Goals Total                                 100%                                                   150%


     * Earned % of Target = Goal % of Award Pool X Financial Weighting

Then, the target bonus percentage of 20% is multiplied by 150% to produce an initial individual award pool equal to 30% of base salary:

   Earned Percentage of Target                                  150%
   X  Target Bonus Percent                                       20%
                                                                 ---
   Equals Percentage of Salary for Initial                       30%
   Individual Award Pool

The sections below discuss the impact of achieving more or less than 100% of the financial performance goals on the initial individual award pool, and they also discuss the impact of other potential adjustments.

HOW THE AIP INITIAL AWARD POOL IS CALCULATED FOR OTHER ACHIEVEMENT LEVELS

The following section describes maximum and minimum achievement levels, and the formulas used to weight achievements at all levels.

Maximums and Minimums

o Generally, the maximum percentage used in calculating the initial individual award pool is 200%, and the overall maximum incentive award that an individual can earn under the weighting formula is 200% of his or her target bonus percentage.

o Where 75% of a financial performance goal is achieved, only 25% of that goal's share will be allocated to the initial individual award pools.

o Where less than 75% of a financial performance goal is achieved, no amount of that goal will be allocated to the initial individual award pools.

o If less than 75% of OP is achieved at the operating company, no individual award pools will be established for participants at that operating company regardless of other financial performance.

o If less than 75% of OP is achieved at the corporate level, no individual award pool will be established for participants at any operating company or for corporate staff employees regardless of other financial performance.

Formulas for Weighting Financial Performance

The following formulas will be used to weight financial performance under the
Plan:

Formula A:

     If 75% to 100% of a goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 75% (which is the threshold level of performance) times 5, plus 25%.

     Formula A examples:

     1.  Assumption: Percentage of Goal Achieved      = 90%
         Weighted Percent for that Goal               = [(90% - 75%) x 5] + 25%
                                                      = [15% x 5] + 25%
                                                      = 75% + 25%
                                                      = 100%

     2.  Assumption: Percentage of Goal Achieved      = 85%
         Weighted Percent for that Goal               = [(85% - 75%) x 5] + 25%
                                                      = [10% x 5] + 25%
                                                      = 50% + 25%
                                                      = 75%

Formula B:

     If over 100% of goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 100% times 2.5, plus 150%. In all cases, the maximum Percent Earned of 200% results when 120% of that goal is achieved.

     Formula B examples:

1.       Assumption: Percentage of Goal Achieved  = 130%
         Weighted Percent for that Goal           = [(130% - 100%) x 2.5] + 150%
                                                  = [30% x 2.5] + 150%
                                                  = 75% + 150%
                                                  = 225%

                  However, the maximum target bonus is capped at 200%.

2.       Assumption: Percentage of Goal Achieved  = 105%
         Weighted Percent for that Goal           = [(105% - 100%) x 2.5] + 150%
                                                  = [5% x 2.5] + 150%
                                                  = 12.5% + 150%
                                                  = 162.5%

PUTTING IT TOGETHER

Here are two examples of how the award might be determined under the Plan.

Example One:

Assume that the operating company manager's annual salary is $80,000 and that the manager's target bonus percentage is 20% of base salary. Also, assume actual performance is:

o    90% of planned Operating Profit, or OP, goals at the operating company;

o 130% of planned Return on Capital Employed, or ROCE, goals at the operating company;

o    105% of planned Operating Profit, or OP, goals at the corporate level, and

o 85% of planned Return on Capital Employed, or ROCE, goals at the corporate level.

The first step in this example is to calculate the impact of the actual financial performance on the target bonus percentage and, in turn, upon the initial individual award pool.

Formula A on page 7 would be used for weighting OP at the operating company and ROCE at the corporate level, because 100% or less of those goals were achieved. Formula B on page 7 would be used for weighting the ROCE goal at the operating company and OP at the corporate level, because over 100% of those goals were achieved. Following the formulas, the target bonus percentage is adjusted by 143.75%:

                                               Goal % of         Goal            Financial        Earned % of
                   Goals                       Award Pool     Achieved %         Weighting          Target *
                   -----                       ----------     ----------         ---------          ------
   OP - Operating Company                          40%            90%            100% (A)              40%
   ROCE - Operating Company                        40%           130%            200% (B)              80%
   OP - Corporate                                  10%           105%          162.5% (B)           16.25%
   ROCE - Corporate                                10%            85%             75% (A)             7.5%
                                                  ---                                              ------
   Goals Total                                    100%                                             143.75%

     *Earned % of Target = Goal % of Award Pool X Financial Weighting

The target bonus percentage of 20% is multiplied by 143.75% to produce an initial individual award pool equal to 28.75% of base salary:

   Earned Percentage of Target                                 143.75%
   X  Target Bonus Percent                                         20%
                                                               ------
   Equals Percentage of Salary for Initial                      28.75%
   Individual Award Pool

With this first example, the initial incentive award pool would be calculated as 28.75% of the manager's base salary of $80,000, or $23,000.

The second step in this example is to determine the amount of the initial individual award pool that the manager will receive.

As explained above, since 80% of the actual award is based on financial performance, 80% of the initial individual award pool will be paid to the participant. For the remaining 20% of the pool, the Company will review actual safety improvements and other individual performance against the preestablished objectives to determine the amount of the award the participant has earned.

o Since 10% of the actual award is based on safety improvements, the participant can earn up to 10% of the initial individual award pool based on the extent to which safety objectives are achieved.

o Since 10% of the actual award is based on other individual performance, the participant can earn up to 10% of the initial individual award pool based on the extent to which other individual performance objectives are achieved.

For purposes of the safety improvement metrics, assume in this example that the operating company has achieved a 23% improvement in the OSHA Total Recordable Incident Rate ("TRIR") and a 25% improvement in the Lost Workday Case Rate ("LWCR"). Accordingly, from the table on page 4, the percentage of the safety awards based on the safety improvements would be 4% and 5%, respectively.

Finally to complete this first example, assume that the manager has earned a 9% award based upon other individual performance. The total award paid in this example would therefor be $22,540:

                       Award                                   Award              Award         Allocated
                Allocation Criteria                         Percentages            Pool           Award
                -------------------                         -----------            ----           -----
    Financial Results                                            80%              $23,000         $18,400
    Safety Improvement - TRIR                                     4%              $23,000            $920
    Safety Improvement - LWCR                                     5%              $23,000          $1,150
    Other Individual Performance                                  9%              $23,000          $2,070
                                                                                                   ------
    Total Paid                                                                                    $22,540


Example Two:

Assume that the operating company manager's annual salary is again $80,000 and the manager's target bonus percentage is 20% of base salary but that the actual performance is:

o    75% of planned Operating Profit, or OP, goals at the operating company,

o 100% of planned Return on Capital Employed, or ROCE, goals at the operating company,

o    75% of planned Operating Profit, or OP, goals at the corporate level, and

o 85% of planned Return on Capital Employed, or ROCE, goals at the corporate level.

The first step in this second example is to calculate the impact of the actual financial performance on the target bonus percentage and, in turn, upon the initial individual award pool.

Formula A on page 7 would be used for weighting all of the financial performance, because 100% or less of the goals were achieved.

                                               Goal % of         Goal            Financial        Earned % of
                   Goals                       Award Pool     Achieved %         Weighting          Target *
                   -----                       ----------     ----------         ---------          ------
   OP - Operating Company                        40%               75%             25% (A)              10%
   ROCE - Operating Company                      40%              100%            150% (A)              60%
   OP - Corporate                                10%               75%             25% (A)             2.5%
   ROCE - Corporate                              10%               85%             75% (A)             7.5%
                                                ---                                                   ----
   Goals Total                                  100%                                                    80%


     * Earned % of Target = Goal % of Award Pool X Financial Weighting

The target bonus percentage of 20% is multiplied by 80% to produce an initial individual award pool equal to 16% of base salary:

   Earned Percentage of Target                                   80%
   X  Target Bonus Percent                                       20%
                                                                ---
   Equals Percentage of Salary for Initial                       16%
   Individual Award Pool

With this second example, the initial incentive award pool would be calculated as 16% of the manager's base salary of $80,000, or $12,800.

The second step in this example is to determine the amount of the initial individual award pool the manager will receive.

As explained above, since 80% of the actual award is based on financial performance, 80% of the initial individual award pool will be paid to the participant. For the remaining 20% of the pool, the Company will review actual safety improvements and other individual performance against the preestablished objectives to determine the amount of the award the participant has earned.

o Since 10% of the actual award is based on safety improvements, the participant can earn up to 10% of the initial individual award pool based on the extent to which safety objectives are achieved.

o Since 10% of the actual award is based on other individual performance, the participant can earn up to 10% of the initial individual award pool based on the extent to which other individual performance objectives are achieved.

For purposes of the safety improvement metrics, assume in this example that the operating company has achieved a 25% improvement in the OSHA Total Recordable Incident Rate ("TRIR") and a 25% improvement in the Lost Workday Case Rate ("LWCR"). Accordingly, from the table on page 4, the percentage of the award based on safety improvements would be 5% and 5%, respectively.

Finally to complete this second example, assume that the manager has earned a 10% award based upon other individual performance. The total award paid in this example would therefor be $12,800:

                       Award                                   Award              Award         Allocated
                Allocation Criteria                         Percentages            Pool           Award
                -------------------                         -----------            ----           -----
   Financial Results                                           80%               $12,800          10,240
   Safety Improvement - TRIR                                    5%               $12,800            $640
   Safety Improvement - LWCR                                    5%               $12,800            $640
   Other Individual Performance                                10%               $12,800          $1,280
                                                                                                   ------
   Total Paid                                                                                     $12,800


ADDITIONAL GUIDELINES FOR THE ANNUAL INCENTIVE PLAN

In any year, a minimum Operating Profit (OP) of 75% of plan at the corporate level must be achieved for annual incentives to be paid regardless of other factors.

The total of the incentive awards in any given year cannot exceed 5% of the Operating Profit of Allegheny Technologies or the operating company, as the case may be. If, in any year, awards exceed 5% of Operating Profit, awards of the affected company will be reduced to eliminate the excess.

DISCRETIONARY ADJUSTMENTS

In some cases, the Plan allows for discretionary adjustments of up to +20% or -20% of an individual's calculated award. However, discretionary adjustments for all eligible managers of the affected company cannot exceed +5% of the aggregate calculated awards for that company.

SOME SPECIAL CIRCUMSTANCES

The above formulas generally determine the amount of the incentive award for the year. Other factors that may affect the actual award follow:

o If a manager leaves the company due to retirement, death, or disability, an award will be calculated based on the actual base salary earned during the year in which the manager left--so long as the manager worked at least six months of that year.

o If a manager leaves the company before the end of the plan year for any other reason, the manager will not receive a bonus award for that year.

o If a manager voluntarily leaves the company after the end of the year but before the award is paid, the manager would receive any bonus due unless the employment is terminated for cause. If employment is terminated for cause, the manager would not be entitled to receive an award under the Plan.

o Managers who are hired mid-year may earn a pro-rated award for that year, based on the salary earned during that year. However, managers with less than two months service in a plan year (i.e. hired after October 31) would not be eligible for an award for that year.

o If the manager received an adjustment in base salary due to a change in job position (i.e. other than a merit increase), the manager's base salary for plan purposes will be the sum of (1) the product of the number of months prior to the adjustment times the rate of monthly base salary immediately prior to the adjustment, and (2) the product of the number of months after the adjustment times the rate of monthly base salary as of the end of the Plan Year.

MAKING PAYMENTS

All incentive award payments will generally be paid in cash, less applicable withholding taxes, after the year-end audit is complete. This is expected to occur by no later than March 15.

ADMINISTRATION DETAILS

This summary relates to the Annual Incentive Plan (AIP) of Allegheny Technologies Incorporated and its subsidiaries. The Plan is administered by the Committee, which has full authority to:

o    Interpret the Plan;

o    Designate eligible participants and categories of eligible participants;

o    Set the terms and conditions of incentive awards; and

o    Establish and modify administrative rules for the Plan.

Plan participants may obtain additional information about the plan and the Committee from:

Senior Vice President,
General Counsel and Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh PA  15222 5479
Phone:  412-394-2836                        Fax:  412-394-2837

The Plan will remain in effect until terminated by the Committee. The Committee may also amend the plan at its discretion.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not "qualified" under Section 401(a) of the Internal Revenue Code.